Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 22	Trade Date: 12/30/2002
(To Prospectus dated July 22, 2002)	Issue Date: 1/3/2003

The date of this Pricing Supplement is December 30, 2002

CUSIP or Common Code:	41013MET3	41013MEU0	41013MEV8	41013MEW6
Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$555,520.00	$317,492.00	$1,480,780.00	$4,986,980.00

Discounts and Commissions:	0.800%	1.400%	2.000%	2.750%
Reallowance:	0.150%	0.200%	0.350%	0.350%

Dealer:	99.350%	98.800%	98.350%	97.600%

Maturity Date:	1/15/2007	1/15/2011	1/15/2018	1/15/2028
Stated Annual Interest Rate:	3.100%	4.300%	5.300%	5.700%
Interest Payment Frequency:	Quarterly	Monthly	Monthly	Monthly
First Payment Date:	4/15/2003	2/15/2003	2/15/2003	2/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:			Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice.	1/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]
For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.